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Warburg Pincus Emerging Markets Fund
For the Period December 30, 1994 to October 31, 1995

     Common Shares
     -------------

          Aggregate Total Return With Waivers:

                    ((11,333-10,000)/10,000) = 13.33%

          Aggregate Total Return Without Waivers:

                    ((10,810-10,000)/10,000) = 8.10%

          Annualized Total Return With Waivers:

           ((11,333/10,000)[*GRAPHIC OMITTED-SEE FOOTNOTE BELOW]-1) = 16.09%

          Annualized Total Return Without Waivers:

            ((10,810/10,000)[*GRAPHIC OMITTED-SEE FOOTNOTE BELOW]-1) = 9.74%

     Series 2 Shares
     ---------------

          Aggregate Total Return With Waivers:

                    ((11,329-10,000)/10,000) = 13.29%

          Aggregate Total Return Without Waivers:

                    ((9,920-10,000)/10,000) = -0.80%

          Annualized Total Return With Waivers:

            ((11,329/10,000)[*GRAPHIC OMITTED-SEE FOOTNOTE BELOW]-1) = 16.05%

          Annualized Total Return Without Waivers:

            ((9,920/10,000)[*GRAPHIC OMITTED-SEE FOOTNOTE BELOW]-1)  = -0.95%



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* - The preceding expression is being raised to the power 1/.83836